Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statement (Form S-8 No. 333-212281) pertaining to the LSB Industries, Inc. 2016 Long Term Incentive Plan, as amended;
2.
Registration Statement (Form S-8 No. 333-256573) pertaining to the LSB Industries, Inc. 2016 Long Term Incentive Plan, as amended and restated;
3.
Registration Statement (Form S-3 No. 333-261131) of LSB Industries, Inc.;
4.
Registration Statement (Form S-3 ASR No. 333-263882) of LSB Industries, Inc.;
5.
Registration Statement (Form S-8 No. 333-265926) pertaining to the LSB Industries, Inc. 2022 Employee Stock Purchase Plan.

of our reports dated February 27, 2025, with respect to the consolidated financial statements of LSB Industries, Inc. and the effectiveness of internal control over financial reporting of LSB Industries, Inc. included in this Annual Report (Form 10-K) of LSB Industries, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Oklahoma City, Oklahoma

February 27, 2025